Exhibit 10.8.3

REQUESTED BY AND

WHEN RECORDED MAIL TO:

Wells Fargo Bank, National Association

65 West Alisal Street, 2nd Floor

Salinas, CA 93901

Attn: Patrick Bishop

LANDLORD SUBORDINATION

Address: 19224 Longmeadow Road, Hagerstown, Maryland

WHEREAS, Wells Fargo Bank, National Association in its capacity as administrative agent (the “Administrative Agent”) for a syndicate of lenders (collectively, the “Lenders”) has entered into or is about to enter into security transactions with West Marine Finance Company, Inc., West Marine, Inc., West Marine Products, Inc., West Marine Canada Corp., West Marine Puerto Rico, Inc., West Marine FSC, Inc., W. Marine Management Co., Inc., West Marine LBC, Inc., West Marine IHC I, Inc., E&B Marine Supply, Inc. (NJ), E&B Marine Supply, Inc. (MD), Goldbergs’ Marine Distributors, Inc., James Bliss & Co., Inc., Sea Ranger Marine, Inc., Krista Corporation, and Central Marine Supply, Inc. and any other subsidiary of West Marine Finance Company, Inc., or West Marine, Inc. now or hereafter existing (any one or more of them, as applicable, shall be referred to herein as the “Company”), covering, in part, all accounts, inventory, equipment and other property of Company, whether now owned or hereafter acquired by Company, and the proceeds and products thereof, and all replacements, substitutions, additions and accessions thereto (collectively, “Personal Property”); and

WHEREAS, the Personal Property is now or may in the future be located at the location described in Exhibit “A” attached hereto and by this referenced incorporated herein (the “Premises”); and

WHEREAS, the undersigned has an interest in the Premises as owner and as lessor under a lease agreement between the undersigned, as lessor, and Company, as lessee, with respect to the Premises (together with any amendments, modifications, supplements or renewals thereof, the “Lease”);

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, each of the undersigned agrees as follows:

The undersigned hereby subordinates all liens, claims, demands, rights of levy, distraint, other rights or interests, right of possession or sale for unpaid rent or other payments due and payable to the undersigned with respect to the Personal Property which the undersigned may now have or hereafter acquire in the Personal Property to rights and claims of the Administrative Agent and the Lenders in the Personal Property;

The Personal Property may be installed on or otherwise affixed to the Premises and shall not be deemed an accession or addition to or fixture or part of the Premises but shall at all times be considered Personal Property;

The Administrative Agent or its representatives may advertise and conduct a public auction or private sale of the Personal Property on the Premises and the undersigned shall not interfere with any such auction or sale.

At the option of the Administrative Agent, the Personal Property may remain upon the Premises (without the Administrative Agent or the Lenders being deemed to be taking possession on the Premises) for a period of 90 days after the Administrative Agent’s receipt of written notice from the undersigned directing removal. During said 90-day period, the Administrative Agent shall pay rent to the undersigned lessor in an amount equal to the rentals for such period provided under the Lease prorated per diem on the basis of a 30-day month, but without incurring any other obligation of Company.

The undersigned lessor agrees to give notice within five(5) days of any default by Company of any of the provisions of the Lease to the Administrative Agent at the addresses set forth above.

Upon receipt of said notice, the Administrative Agent shall thereupon have the right but not the obligation to cure such default within ten (10) days. Any failure by the Administrative Agent to cure such default shall not otherwise affect the rights of the Administrative Agent hereunder.

This document is binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned and inures to the benefit of the Administrative Agent, the Lenders and the successors and assigns of same.

Dated as of this 25th day of February, 2003.

LANDLORD:	Indian Creek Company, L.P.
By Marlboro Technologies, General Partner

	By:	/s/ Richard Schwartz
Richard Schwartz, President

Store No. 650-Hagerstown DC

EXHIBIT A

Description of the Premises

Common Address:    19224 Longmeadow Road, Hagerstown, Maryland

Legal Description:

(see attached legal description)